Exhibit 99.1

FOR RELEASE:	May 22, 2012

William L. Hedgepeth II, President and Chief Executive Officer

910.892.7080, billh@newcenturybanknc.com

Lisa F. Campbell, Executive Vice President, Chief Operating Officer and Chief Financial Officer

910.892-7080, lisac@newcenturybanknc.com

www.newcenturybanknc.com

NEW CENTURY BANCORP SHAREHOLDERS

APPROVE ELECTION OF EIGHT MEMBERS TO

BOARD OF DIRECTORS

Dunn, NC . . . At the 2012 Annual Meeting of Shareholders of New Century Bancorp (NASDAQ: NCBC – the “Company”) held today at the Company’s Dunn headquarters, shareholders re-elected eight directors to the Company’s board of directors, announced William L. Hedgepeth II, president and CEO of both New Century Bancorp and its wholly-owned banking subsidiary, New Century Bank.

“The Board includes a cross-section of leaders who work or have experience in both the public and private sector—from business to the military, from agriculture to higher education, as well as elected office—they represent the market we serve,” commented Hedgepeth. “They provide sound counsel and invaluable insight, as well as an important link to our customers and communities, to the Bank’s executive management team.”

The six directors who were re-elected and will serve three-year terms include:

Oscar N. Harris, CPA, Senior Partner and President, Oscar N. Harris & Associates; Mayor, City of Dunn; former North Carolina State Senator; Dunn, NC

John W. McCauley, CEO, Highland Paving Co.; Vice-President, McCauley-McDonald Investments; Fayetteville, NC

Dan K. McNeil, President, The Logistics Company; General (Retired), United States Army; Fayetteville, NC

Michael S. McLamb, CPA, Retired Treasurer, K&M Maintenance Services, Inc., Dunn, NC

Sharon L. Raynor, President, LIFE, Inc., Goldsboro, NC

W. Lyndo Tippett, Partner, Tippett, Padrick, Bryan, & Merritt; former Secretary, North Carolina Department of Transportation; Fayetteville, NC

The two re-elected directors who will serve one-year terms include:

Ronald V. Jackson, Owner, Clinton Truck and Tractor Company, Clinton, NC

J. Larry Keen, Ed.D., President, Fayetteville Technical Community College, Fayetteville, NC

New Century Bank has branch offices in these North Carolina communities: Dunn, Clinton, Fayetteville, Goldsboro, Lillington, Lumberton, and a loan production office in Greenville.

###

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, our limited operating history, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.